                                                                     Exhibit 4.5


Number *0*                                                          Shares * 0 *

                                                       SEE REVERSE FOR IMPORTANT
                                                       NOTICE ON TRANSFER
                                                       RESTRICTIONS AND OTHER
                                                       INFORMATION

                            PFGI CAPITAL CORPORATION
              Incorporated Under the Laws of the State of Maryland

                     SERIES A NON-CUMULATIVE PREFERRED STOCK

         THIS CERTIFIES THAT **Specimen** is the owner of **0** fully paid and nonassessable shares of Series A Non-Cumulative Preferred, $.01 par value per share, of

                            PFGI CAPITAL CORPORATION

(the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by its duly authorized agent upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter (the "Charter") and Bylaws of the Corporation and any amendments thereto. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED __________________

Countersigned and Registered:
                  Transfer Agent     ____________________________________(SEAL)
                  and Registrar      President

By:___________________________       __________________________________________
Authorized Signature                 Secretary

                                IMPORTANT NOTICE

         THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE MARYLAND GENERAL CORPORATION LAW WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (II) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE OR TO THE TRANSFER AGENT.

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REIT UNDER THE CODE. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF PREFERRED STOCK REPRESENTED HEREBY MAY BE AUTOMATICALLY TRANSFERRED TO A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE DEEMED TO BE VOID AB INITIO. ALL CAPITALIZED TERMS USED IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF PREFERRED STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE.

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE CHARTER AND A CERTAIN EXCHANGE AGREEMENT, DATED JUNE [__], 2002, REQUIRING THEIR EXCHANGE IN CERTAIN CIRCUMSTANCES INTO SHARES OF SERIES A PREFERRED STOCK OF THE PROVIDENT BANK. THE CORPORATION WILL MAIL TO THE STOCKHOLDER A COPY OF THE CHARTER AND SUCH AGREEMENT, WITHOUT CHARGE, WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.

          KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
       OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
             CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

                        ---------------------------------

                  The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM    -  as tenants in common                    UNIF GIFT MIN ACT_____Custodian
         TEN ENT    -  as tenants by the entireties                       (cust)   (Minor)
         JT TEN     -  as joint tenants with right                                 under Uniform Gifts to Minors Act of
                       of survivorship and not as tenants
                       in common                                                   (State)

     Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,__________HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

(PLEASE INSERT NAME AND ADDRESS OF ASSIGNEE, INCLUDING ZIP CODE)

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

__________(_____) shares of Series A Non-Cumulative Preferred Stock of the Corporation represented by this Certificate and does hereby irrevocably constitute and appoint __________ agent to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated _________________

                                         ---------------------------------------

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.